Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBest CEO Judy R. McReynolds Elected Chairman of Board of Directors

•                  Robert A. Young III to retire as Chairman, effective following the April 26 annual meeting

•                  Current director Steven L. Spinner elected Lead Independent Director

FORT SMITH, Arkansas, February 2, 2016 — ArcBest Corporation® (Nasdaq: ARCB) today announced that President and Chief Executive Officer Judy R. McReynolds has been elected to the additional role of Chairman of the Board of Directors, effective immediately following ArcBest’s 2016 Annual Meeting, succeeding Robert A. Young III who will retire on that date.

The company also announced the election of current board director Steven L. Spinner as Lead Independent Director, a newly created position, for a one-year term. Spinner, 56, has been a director of the ArcBest board since 2011. He is currently President, CEO and board member of United Natural Foods, Inc.

As Lead Independent Director, Spinner’s duties will include:  together with the Chairman/CEO, planning, reviewing and approving meeting agendas for the Board; advising the Chairman/CEO of the information needs of the Board; acting as a liaison between the Chairman/CEO and the independent directors; and calling meetings of the independent directors.

“My pride in ArcBest and in the caring attitude that our employees demonstrate daily for customers goes back a long way,” said Young. “Seeing this company grow has given me enormous gratitude. Judy has been a strong leader in her six years as CEO, and as she takes on the role of Board Chairman, I have great confidence that our company is in the right hands for the future.”

McReynolds thanked Young for his dedicated service and congratulated him and his wife Mary on their well-deserved retirement.

“Robert’s stewardship of ArcBest over so many years has been simply invaluable,” said McReynolds. “His association with ArcBest first began 65 years ago when his father, Robert A. Young Jr., purchased our first trucking company in 1951. Throughout those many years, Robert’s devotion and positive influence on our company have been evident and impactful. His deep industry knowledge and commitment to doing the right thing have led our company to expand far beyond our regional roots to become a premier provider of transportation services across the country. His guidance and friendship have meant a great deal to me personally and so many others here, and we will miss him greatly.”

Young, 75, has served as a director of ArcBest, previously known as Arkansas Best, since 1970, Board Chairman since 2004 and has reached the retirement age outlined in the company’s bylaws. Capping a long career at the company that began in 1964, he served as CEO from 1988 until his retirement from that position in 2006. From 2004 to 2006, Young also served as President, CEO and Board Chairman.

McReynolds, 53, an 18-year-veteran of ArcBest, has been president and CEO of ArcBest since 2010 and prior to that served as the company’s chief financial officer.

McReynolds also serves on the board of publicly held OGE Energy Corp. She is current Chairman of the Board of the American Transportation Research Institute and also serves on the board and executive committee of the American Trucking Associations, the Transportation Industry Council of the Federal Reserve Bank of St. Louis and the Dean’s Executive Advisory Board of the Sam M. Walton College of Business at the University of Arkansas, along with other nonprofit organizations.

Spinner, who has broad expertise in wholesale food distribution, logistics and network businesses, currently serves on the board’s audit committee. As an executive who has overseen the integration of two merged companies and is currently an active CEO of a public company, Mr. Spinner is well suited to the position of Lead Independent Director.

“Beginning with the acquisition of Panther Premium Logistics in 2012, ArcBest has undergone a significant transformation into a full-service logistics company and there are many ongoing initiatives underway in which the board is deeply engaged,” said Spinner. “I look forward to serving in this new position and helping the company reach its next level of success.”

About ArcBest

ArcBest Corporation® (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF Freight®, ABF Logistics®, Panther Premium Logistics®, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest Corporation®. The Skill & The Will®.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; governmental regulations and policies; litigation or claims asserted against us; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions, and our ability to attract and retain employees and/or independent owner operators; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; increased competition from freight transportation service providers outside the motor carrier freight transportation industry; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; environmental laws and regulations, including emissions-control regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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